Exhibit 6

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Brunswick Corporation Note-Backed Series 2002-3
*CUSIP:     21988G494       Class     A-1
            21988GBP0       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2002.

INTEREST ACCOUNT

Balance as of March 7, 2002 ...................................            $0.00
         Scheduled Income received on securities ..............      $391,875.00
         Unscheduled Income received on securities ............            $0.00

LESS:
         Distribution to Class A-1 Holders ....................     -$313,499.75
         Distribution to Class A-2 Holders ....................           -$0.00
         Distribution to Depositor ............................      -$78,375.25
         Distribution to Trustee ..............................           -$0.00
Balance as of August 1, 2002 ..................................            $0.00

PRINCIPAL ACCOUNT

Balance as of March 7, 2002 ...................................            $0.00
         Scheduled Principal received on securities ...........            $0.00

LESS:
         Distribution to Holders ..............................           -$0.00
Balance as of August 1, 2002 ..................................            $0.00

                 UNDERLYING SECURITIES HELD AS OF August 1, 2002

           Principal Amount              Title of Security
           ----------------              -----------------
            $11,000,000          Brunswick Corporation 7 1/8% Notes due
                                 August 1, 2027
                                 *CUSIP: 117043AG4

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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